UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/26/2008

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

During the period from August 26, 2008, through August 29, 2008, while it was permissible under the applicable securities laws for directors and officers of EnerSys (the "Company") to purchase and sell securities of the Company, the following officers of the Company entered into certain Rule 10b5-1 trading plans (each a "Plan" and, collectively, the "Plans"), pursuant to which such officers agreed to either sell certain shares of common stock or exercise certain options for common stock of the Company if the Company's common stock trades at specified minimum prices, and subject to other terms and conditions. The name and title of each such executive officer, together with the type of security and the period that such officer's Plan is in effect, is set forth below:

John D. Craig, Chairman, President and CEO                   Options                   September 26, 2008 to February 26, 2009;

Michael T. Philion, EVP and CFO                                     Options                  September 29, 2008 to May 21, 2009;

Richard W. Zuidema, EVP - Administration                     Options                   September 29, 2008 to March 2, 2009;

John A. Shea, EVP - Americas                                           Shares                     September 29, 2008 to March 2, 2009; and

Raymond R. Kubis, President EnerSys Europe                  Options                   September 29, 2008 to March 2, 2009.

The securities covered by the prior 10b5-1 trading plans of each of Messrs. Craig and Philion, were sold in thier entirety, in accordance with the terms of each respective plan, prior to August 26, 2008.

Each Plan complies with the Company's insider trading policy and is intended to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. Transactions under the Plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: September 02, 2008	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President, Administration & Secretary